UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 16, 2014

PATHFINDER BANCORP, INC.

(Exact name of Registrant as specified in its charter)

Maryland	001-36695	To Be Applied For
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

214 West First Street, Oswego, NY	13126
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (315) 343-0057

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On October 16, 2014, Pathfinder Bancorp, Inc. (the “Company”) assumed an aggregate amount of $5,000,000 in trust preferred securities, liquidation amount $1,000 per security (the “Preferred Securities”), issued through a Delaware statutory trust subsidiary, Pathfinder Statutory Trust II (the “Trust II”). The assumption of the Preferred Securities occurred due to the consummation of the Plan of Conversion and Reorganization of Pathfinder Bancorp, MHC (the “MHC”), whereby the MHC merged with and into Pathfinder Bancorp, Inc., a federal corporation (“Pathfinder-Federal”) followed by the merger of Pathfinder-Federal with and into the Company resulting in the Company assuming all of the assets and liabilities of Pathfinder-Federal. A copy of the MHC’s Plan of Conversion and Reorganization is filed as Exhibit 2.1 hereto and incorporated herein by reference.

In connection with the assumption of the Preferred Securities, on October 16, 2014, the Company entered into a Supplemental Indenture (the “Supplemental Indenture”) by and between the Company and Wilmington Trust Company, as trustee. As the successor company to Pathfinder-Federal, and pursuant to the Supplemental Indenture, the Company assumed the obligations under (i) the original Indenture (the “Indenture”) by and between Pathfinder-Federal and Wilmington Trust Company, as trustee, (ii) the Amended and Restated Declaration of Trust (the “Trust Agreement”) among Pathfinder-Federal, as Sponsor, Wilmington Trust Company, as Institutional Trustee, and the administrative trustees of the Trust II and (iii) the Guarantee Agreement, by and between Pathfinder-Federal, as Guarantor, and Wilmington Trust Company, as trustee. The Indenture is attached hereto as Exhibit 4.1. The Supplemental Indenture is attached hereto as Exhibit 4.2. The Trust Agreement is attached hereto as Exhibit 10.1. The Guarantee Agreement is attached hereto as Exhibit 10.2. The information provided in Item 2.03 is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

In March 2007, the proceeds from the sale of the Preferred Securities received by the Trust II, combined with the proceeds of $155,000 received by the Trust II from the issuance of common securities (the “Common Securities”) by the Trust II to the Company, were used to purchase $5,155,000 in principal amount of Floating Rate Junior Subordinated Deferrable Interest Debentures due 2037 (the “Debentures”) of the Company, issued pursuant to the Indenture. The issuance of the Preferred Securities and the Common Securities are provided for in the Trust Agreement dated March 22, 2007, by and among the Trustee, Pathfinder-Federal, and the administrative trustees of the Trust II. On October 16, 2014, the Company assumed the obligations of Pathfinder-Federal, including the obligations as parent company of the Trust II.

Under the terms of the original issuance of the Preferred Securities in March 2007, which remain the same as assumed by the Company, the Preferred Securities mature in 2037, but may be redeemed if the Company exercises its right to redeem the Debentures, as described below. The Preferred Securities require quarterly distributions by the Trust II to the holders of the Preferred Securities at a variable rate of three-month LIBOR plus 1.65% per annum, reset quarterly. Distributions are cumulative and will accrue from the date of original issuance, but may be deferred for a period of up to twenty consecutive quarterly interest payment periods if the Company exercises its right under the Indenture to defer the payment of interest on the Debentures, as described below.

The Debentures mature on June 15, 2037, but the Company, as successor to Pathfinder-Federal, may at its option redeem the Debentures, in whole or in part. The Debentures bear interest at a variable rate, reset quarterly, of three-month LIBOR plus 1.65% per annum. Interest is cumulative and accrues from the date of original issuance. However, so long as there is no event of default, interest payments may be deferred by the Company at its option at any time for a period of up to twenty consecutive quarterly interest payment periods, but not beyond June 15, 2037 (each such extended interest payment period, an “Extension Period”). No interest shall be due and payable during an Extension Period, but each installment of interest that would otherwise have been due and payable during such Extension Period will bear additional interest at an annual rate equal to the interest rate in effect for each Extension Period. Furthermore, during any Extension Period, the Company may not declare or pay any dividends on its capital stock, which includes its common stock, nor make any payment or redeem debt securities that rank pari passu with the Debentures.

Early Redemption. At present, the Debentures may be redeemed at par at the option of the Company. The Trust will be required to redeem a like amount of Preferred Securities if the Company exercises its right to redeem all or a portion of the Debentures.

Acceleration of Maturity. Either the Trustee or the holders of at least 25% of the aggregate principal amount of the outstanding Debentures may declare the principal amount of, and all accrued interest on, all the Debentures to be due and payable immediately, or if the holders of the Debentures fail to make such declaration, the holders of at least a majority in aggregate liquidation amount of the Preferred Securities outstanding will have a right to make such declaration, if an Event of Default occurs. An Event of Default generally includes a default in payment of any interest for 30 days, a default in payment upon maturity, a default in performance, or breach of any covenant or representation, bankruptcy or insolvency of the Company or liquidation or dissolution of the Trust. Any holder of the Preferred Securities has the right, upon the occurrence of an Event of Default related to payment of interest or principal, to institute suit directly against the Company for enforcement of payment to such holder of principal and any premium and interest, including additional interest, on the Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities held by such holder.

The foregoing description of the information set forth under this Item 2.03 is qualified in its entirety by reference to the Indenture, Supplemental Indenture, Trust Agreement and Guarantee Agreement, attached hereto as Exhibits 4.1, 4.2, 10.1 and 10.2, respectively, of this Current Report on Form 8-K, and are incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders

On September 1, 2011 (the “Closing Date”), Pathfinder-Federal issued to the United States Department of Treasury (the “Treasury”) 13,000 shares of its Senior Non-Cumulative Perpetual Preferred Stock, Series B (the “Series B Preferred Stock”) in connection with Pathfinder-Federal’s participation in the Small Business Lending Fund program (“SBLF”), as established under the Small Business Jobs Act of 2010. Pursuant to the Plan of Conversion and Reorganization of the MHC and pursuant to the Agreement and Plan of Merger between Pathfinder-Federal and the Company, on October 16, 2014, each outstanding share of Series B

Preferred Stock was exchanged on a one-for-one basis for the Company’s Senior Non-Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”). The shares of the Series A Preferred Stock have rights, preferences, privileges and voting powers, and limitations and restrictions that are the same as the rights, preferences, privileges and voting powers, and limitations and restrictions of Pathfinder-Federal’s Series B Preferred Stock immediately prior to the completion of the conversion and exchange.

Under the terms of the Series A Preferred Stock issued by the Company to Treasury in connection with its participation in the SBLF, the Company may pay dividends on its common stock, provided the dollar amount of the Company’s Tier 1 capital would be equal to at least 90% of the Company’s Tier 1 capital amount as of the Closing Date (“Tier 1 Dividend Threshold”), excluding any subsequent net charge-offs and redemptions of the Series A Preferred Stock since the Closing Date. The Tier 1 Dividend Threshold may decrease, depending on the amount of qualified small business lending the Company has achieved during the period beginning on the second anniversary date of the Closing Date and ending on the day before the tenth anniversary of the Closing Date.

In addition, the Company’s ability to declare or pay dividends or repurchase its common stock or other equity or capital securities may be restricted in the event that the Company fails to declare and pay full dividends on the Series A Preferred Stock.

The foregoing description of the information set forth under this Item 3.03 is qualified in its entirety by reference to the Articles Supplementary, attached hereto as Exhibit 3.1 of this Current Report on Form 8-K, and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the conversion and merger between Pathfinder-Federal and the Company, on October 16, 2014, the Company filed with the State of Maryland State Department of Assessments and Taxation, Articles Supplementary to its Articles of Incorporation establishing the same terms for the Series A Preferred Stock as were in place immediately prior to the completion of the conversion and merger for Pathfinder-Federal’s Series B Preferred Stock. The effective date of the Articles Supplementary was October 16, 2014. The Articles Supplementary is attached as Exhibit 3.1 hereto of this Current Report on Form 8-K, and is incorporated herein by reference. The Form of Stock Certificate for the Series A Preferred Stock is attached as Exhibit 4.5 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
2.1	Plan of Conversion and Reorganization (Incorporated by reference to Exhibit 2.1 to the Form S-1 of the Company (File No. 333-196676) filed with the SEC on June 11, 2014).
3.1	Articles Supplementary to the Company’s Articles of Incorporation establishing the terms for the Series A Preferred Stock
4.1	Indenture between Pathfinder-Federal and Wilmington Trust Company, as trustee, dated March 22, 2007
4.2	Supplemental Indenture between the Company and Wilmington Trust Company, as trustee, dated October 16, 2014
4.3	Form of Stock Certificate for the Series A Preferred Stock
10.1	Amended and Restated Declaration of Trust among Pathfinder-Federal, as Sponsor, Wilmington Trust Company, as Delaware and Institutional Trustee, and the administrative trustees of the Pathfinder Statutory Trust II
10.2	Guarantee Agreement, by and between Pathfinder-Federal, as Guarantor, and Wilmington Trusty Company, as trustee

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATHFINDER BANCORP, INC.

DATE: October 22, 2014	By:	/s/ Thomas W. Schneider
Thomas W. Schneider
President and Chief Executive Officer